TRUST SUPPLEMENT No. 1999-1A-1

                           Dated as of April 13, 1999


                                     between

                            WILMINGTON TRUST COMPANY
                                   as Trustee,


                                       and


                                 ATLAS AIR INC.

                                       to

                          PASS THROUGH TRUST AGREEMENT
                            Dated as of April 1, 1999


                                  $268,208,000

                     Atlas Air Pass Through Trust 1999-1A-1
                                 7.20% Atlas Air
                           Pass Through Certificates,
                                Series 1999-lA-1




     This Trust Supplement No. 1999-1A-1 (herein called the "TRUST SUPPLEMENT") dated as of April 13, 1999 between Atlas Air, Inc., a Delaware corporation (the "COMPANY"), and Wilmington Trust Company (the "TRUSTEE") to the Pass Through Trust Agreement dated as of April 1, 1999, between the Company and the Trustee (the "BASIC AGREEMENT").

                              W I T N E S S E T H:

     WHEREAS, the Basic Agreement, unlimited as to the aggregate principal amount of Certificates (unless otherwise specified herein, capitalized terms used herein without definition having the respective meanings specified in the Basic Agreement) which may be issued thereunder, has heretofore been executed and delivered;

     WHEREAS, the Company has obtained commitments from Boeing for the delivery of certain Aircraft;

     WHEREAS, the Company intends to finance the acquisition of each such Aircraft either (i) through separate leveraged lease transactions, in which case the Company will lease such Aircraft (collectively, the "LEASED AIRCRAFT"), or (ii) through separate secured loan transactions, in which case the Company will own such Aircraft (collectively, the "OWNED AIRCRAFT");

     WHEREAS, in the case of each Leased Aircraft, each Owner Trustee, acting on behalf of the corresponding Owner Participant, will issue pursuant to an Indenture, on a non-recourse basis, Equipment Notes in order to finance a portion of its purchase price of such Leased Aircraft;

     WHEREAS, in the case of each Owned Aircraft, the Company will issue pursuant to an Indenture, on a recourse basis, Equipment Notes to finance all or a portion of the purchase price of such Owned Aircraft;

     WHEREAS, the Trustee hereby declares the creation of this Atlas Air Pass Through Trust 1999-1A-1 (the "APPLICABLE TRUST") for the benefit of the Applicable Certificateholders, and the initial Applicable Certificateholders as the grantors of the Applicable Trust, by their respective acceptances of the Applicable Certificates, join in the creation of the Applicable Trust with the Trustee;

     WHEREAS, all Certificates to be issued by the Applicable Trust will evidence fractional undivided interests in the Applicable Trust and will convey no rights, benefits or interests in respect of any property other than the Trust Property, except for those Certificates to which an Escrow Receipt has been affixed;

     WHEREAS, the Escrow Agent, the Trustee and the Underwriters have contemporaneously herewith entered into an Escrow Agreement with the Escrow Paying Agent pursuant to which the Underwriters have delivered to the Escrow Agent the proceeds from the sale of the Applicable Certificates and have irrevocably instructed the Escrow Agent to withdraw and pay funds from such proceeds upon request and proper certification by the Trustee to purchase Equipment Notes as the Aircraft are delivered by Boeing under the Aircraft Purchase Agreement from time to time prior to the Delivery Period Termination Date;

     WHEREAS, the Escrow Agent on behalf of the Applicable Certificateholders has contemporaneously herewith entered into a Deposit Agreement with the Depositary under which the Deposits referred to therein will be made and from which it will withdraw funds to allow the Trustee to purchase Equipment Notes from time to time prior to the Delivery Period Termination Date;

     WHEREAS, pursuant to the terms and conditions of the Basic Agreement as supplemented by this Trust Supplement (the "AGREEMENT") and the Note Purchase Agreement, upon or shortly following delivery of an Aircraft, the Trustee on behalf of the Applicable Trust, using funds withdrawn under the Escrow Agreement, shall purchase one or more Equipment Notes having the same interest rate as, and final maturity date not later than the Final Regular Distribution Date of, the Applicable Certificates issued hereunder and shall hold such Equipment Notes in trust for the benefit of the Applicable Certificateholders;

     WHEREAS, all of the conditions and requirements necessary to make this Trust Supplement, when duly executed and delivered, a valid, binding and legal instrument in accordance with its terms and for the purposes herein expressed, have been done, performed and fulfilled, and the execution and delivery of this Trust Supplement in the form and with the terms hereof have been in all respects duly authorized;

     WHEREAS, this Trust Supplement is subject to the provisions of the Trust Indenture Act of 1939, as amended, and shall, to the extent applicable, be governed by such provisions;

     NOW THEREFORE, in consideration of the premises herein, it is agreed between the Company and the Trustee as follows:

                                    ARTICLE I

                                THE CERTIFICATES


     Section 1.01. THE CERTIFICATES. There is hereby created a series of Certificates to be issued under the Agreement to be distinguished and known as "7.20% Atlas Air Pass Through Certificates, Series 1999-lA-1" (hereinafter defined as the "APPLICABLE CERTIFICATES"). Each Applicable Certificate represents a fractional undivided interest in the Applicable Trust created hereby. The Applicable Certificates shall be the only instruments evidencing a fractional undivided interest in the Applicable Trust.

     The terms and conditions applicable to the Applicable Certificates are as follows:

     (a) The aggregate principal amount of the Applicable Certificates that shall be authenticated under the Agreement (except for Applicable Certificates authenticated and delivered pursuant to Sections 3. 03, 3.04, 3.05 and 3.06 of the Basic Agreement) is $268,208,000.

     (b) The Regular Distribution Dates with respect to any payment of Scheduled Payments means January 2 and July 2 of each year, commencing on January 2, 2000, until payment of all of the Scheduled Payments to be made under the Equipment Notes has been made.

     (c) The Special Distribution Dates with respect to the Applicable Certificates means any Business Day on which a Special Payment is to be distributed pursuant to the Agreement.

     (d) At the Escrow Agent's request under the Escrow Agreement, the Trustee shall affix the corresponding Escrow Receipt to each Applicable Certificate. In any event, any transfer or exchange of any Applicable Certificate shall also effect a transfer or exchange of the related Escrow Receipt. Prior to the Final Withdrawal Date, no transfer or exchange of any Applicable Certificate shall be permitted unless the corresponding Escrow Receipt is attached thereto and also is so transferred or exchanged. By acceptance of any Applicable Certificate to which an Escrow Receipt is attached, each Holder of such an Applicable Certificate acknowledges and accepts the restrictions on transfer of the Escrow Receipt set forth herein and in the Escrow Agreement.

     (e) (i) The Applicable Certificates shall be in the form attached hereto as Exhibit A. Any Person acquiring or accepting an Applicable Certificate or an interest therein will, by such acquisition or acceptance, be deemed to represent and warrant to and for the benefit of, among other persons, each Owner Participant, the Company, the Underwriters and the Trustee that either (i) the assets of an employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or of a plan subject to
Section 4975 of the Internal Revenue Code of 1986, as amended (the "CODE"), have not been used to purchase Applicable Certificates or an interest therein or (ii) the purchase and holding of Applicable Certificates or an interest therein is exempt from the prohibited transaction restrictions of ERISA and the Code pursuant to one or more prohibited transaction statutory or administrative exemptions.

     (ii) The Applicable Certificates shall be Book-Entry Certificates and shall be subject to the conditions set forth in the Letter of Representations between the Company and the Clearing Agency attached hereto as Exhibit B.

     (f) The Applicable Certificates are subject to the Intercreditor Agreement, the Deposit Agreement and the Escrow Agreement.

     (g) The Applicable Certificates will have the benefit of the Liquidity Facility.

     (h) The Responsible Party is the Company.

     (i) The date referred to in clause (i) of the definition of the term "PTC Event of Default" in the Basic Agreement is the Final Maturity Date.

     (j) The particular "sections of the Note Purchase Agreement", for purposes of clause (3) of Section 7.07 of the Basic Agreement, are Section 8.1 (with respect to Owned Aircraft) and Section 9.1 (with respect to Leased Aircraft) of each Participation Agreement.

     (k) The Equipment Notes to be acquired and held in the Applicable Trust, and the related Aircraft and Note Documents, are described in the Note Purchase Agreement.


                                   ARTICLE II

                                   DEFINITIONS


     Section 2.01. DEFINITIONS. For all purposes of the Basic Agreement as supplemented by this Trust Supplement, the following capitalized terms have the following meanings (any term used herein which is defined in both this Trust Supplement and the Basic Agreement shall have the meaning assigned thereto in this Trust Supplement for purposes of the Basic Agreement as supplemented by this Trust Supplement):

     AGREEMENT: has the meaning specified in the recitals hereto.

     AIRCRAFT: means each of the Aircraft or Substitute Aircraft in respect of which a Participation Agreement is or is to be, as the case may be, entered into in accordance with the Note Purchase Agreement.

     AIRCRAFT PURCHASE AGREEMENT: has the meaning specified in the Note Purchase Agreement.

     APPLICABLE CERTIFICATE: has the meaning specified in Section 1.01 of this Trust Supplement.

     APPLICABLE CERTIFICATEHOLDER: means the Person in whose name an Applicable Certificate is registered on the Register for the Applicable Certificates.

     APPLICABLE DELIVERY DATE: has the meaning specified in Section 5.01(b) of this Trust Supplement.

     APPLICABLE PARTICIPATION AGREEMENT: has the meaning specified in Section 5.01(b) of this Trust Supplement.

     APPLICABLE TRUST: has the meaning specified in the recitals hereto.

     BASIC AGREEMENT: has the meaning specified in the first paragraph of this Trust Supplement.

     BOEING: means The Boeing Company.

     BUSINESS DAY: means any day other than a Saturday, a Sunday or a day on which commercial banks are required or authorized to close in Denver, Colorado, New York, New York, Salt Lake City, Utah or, so long as any Applicable Certificate is Outstanding, the city and state in which the Trustee or any Loan Trustee maintains its Corporate Trust Office or receives and disburses funds.

     CLASS D CERTIFICATEHOLDER: has the meaning specified in Section 4.01(b)(iv) of this Trust Supplement.

     COMPANY: has the meaning specified in the first paragraph of this Trust Supplement.

     CUT-OFF DATE: means the earlier of (a) the Delivery Period Termination Date and (b) the date on which a Triggering Event occurs.

     DELIVERY NOTICE: has the meaning specified in the Note Purchase Agreement.

     DELIVERY PERIOD TERMINATION DATE: means the earlier of (a) May 31, 2000 (PROVIDED that, if a labor strike occurs at Boeing prior to May 31, 2000 such date shall be extended by adding thereto the number of days that such strike continues in effect) or (b) the date on which Equipment Notes issued with respect to all of the Aircraft (or Substitute Aircraft in lieu thereof) have been purchased by the Applicable Trust and the Other Trusts in accordance with the Note Purchase Agreement.

     DEPOSITS: has the meaning specified in the Deposit Agreement.

     DEPOSIT AGREEMENT: means the Deposit Agreement dated as of April 13, 1999 relating to the Applicable Certificates between the Depositary and the Escrow Agent, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

     DEPOSITARY: means Credit Suisse First Boston, a banking institution organized under the laws of Switzerland, acting through its New York branch.

     DISTRIBUTION DATE: means any Regular Distribution Date or Special Distribution Date as the context requires.

     ESCROW AGENT: means, First Security Bank, National Association, or any replacement or successor therefor appointed in accordance with the Escrow Agreement.

     ESCROW AGREEMENT: means the Escrow and Paying Agent Agreement dated as of April 13, 1999 relating to the Applicable Certificates, among the Escrow Agent, the Escrow Paying Agent, the Trustee and the Underwriters, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

     ESCROW PAYING AGENT: means the Person acting as paying agent under the Escrow Agreement.

     ESCROW RECEIPT: means the receipt substantially in the form annexed to the Escrow Agreement representing a fractional undivided interest in the funds held in escrow thereunder.

     FINAL MATURITY DATE: means July 2, 2020.

     FINAL WITHDRAWAL: has the meaning specified in the Escrow Agreement.

     FINAL WITHDRAWAL DATE: has the meaning specified in the Escrow Agreement.

     FINAL WITHDRAWAL NOTICE: has the meaning specified in Section 5.02 of this Trust Supplement.

     INDENTURE: means each of the separate trust indentures and mortgages relating to the Aircraft, each as specified or described in a Delivery Notice delivered pursuant to the Note Purchase Agreement or the related Participation Agreement, in each case as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

     INTERCREDITOR AGREEMENT: means the Intercreditor Agreement dated as of April 13, 1999, among the Trustee, the Other Trustees, the Liquidity Provider, the Liquidity Providers relating to the Certificates issued under each of the Other Agreements, and Wilmington Trust Company, as Subordination Agent and as trustee thereunder, as amended, supplemented or otherwise modified from time to time in accordance with its terms.

     INVESTORS: means the Underwriters together with all subsequent beneficial owners of the Applicable Certificates.

     LEASE: means, with respect to each Leased Aircraft, the lease between an Owner Trustee, as the lessor, and the Company, as the lessee, referred to in the related Indenture, as such lease may be amended, supplemented or otherwise modified in accordance with its terms.

     LEASED AIRCRAFT: has the meaning specified in the third recital to this Trust Supplement.

     LEASED AIRCRAFT INDENTURE: has the meaning specified in the Note Purchase Agreement.

     LIQUIDITY FACILITY: means, initially, the Revolving Credit Agreement dated as of April 13, 1999 relating to the Applicable Certificates, between the Liquidity Provider and Wilmington Trust Company, as Subordination Agent, as agent and trustee for the Applicable Trust, and, from and after the replacement of such agreement pursuant to the Intercreditor Agreement, the replacement liquidity facility therefor, in each case as amended, supplemented or otherwise modified from time to time in accordance with their respective terms.

     LIQUIDITY PROVIDER: means ABN AMRO Bank N.V., a banking institution organized under the laws of the Netherlands, acting through its Chicago branch, or any replacements or successors therefor appointed in accordance with the Intercreditor Agreement.

     NOTE DOCUMENTS: means the Equipment Notes with respect to the Applicable Certificates and, with respect to any such Equipment Note, (i) the Indenture and the Participation Agreement relating to such Equipment Note, and (ii) in the case of any Equipment Note related to a Leased Aircraft, the Lease relating to such Leased Aircraft.

     NOTE PURCHASE AGREEMENT: means the Note Purchase Agreement dated as of April 13, 1999 among the Trustee, the Other Trustees, the Company, the Escrow Agent, the Escrow Paying Agent and the Subordination Agent, providing for, among other things, the purchase of Equipment Notes by the Trustee on behalf of the Trust, as the same may be amended, supplemented or otherwise modified from time to time, in accordance with its terms.

     NOTICE OF PREPAYMENT WITHDRAWAL: has the meaning specified in the Deposit Agreement.

     NOTICE OF PURCHASE WITHDRAWAL: has the meaning specified in the Deposit Agreement.

     OTHER AGREEMENTS: means (i) the Basic Agreement as supplemented by Trust Supplement No. 1999-1A-2 dated as of the date hereof relating to Atlas Air Pass Through Trust 1999-1A-2; (ii) the Basic Agreement as supplemented by Trust Supplement No. 1999-lB dated as of the date hereof relating to Atlas Air Pass Through Trust 1999-lB; (iii) the Basic Agreement as supplemented by Trust Supplement No. 1999-lC dated as of the date hereof relating to Atlas Air Pass Through Trust 1999-1C; and (iv) if Class D Certificates are issued, the Basic Agreement as supplemented by Trust Supplement No. 1999-1D relating to Atlas Air Pass Through Trust 1999-D.

     OTHER TRUSTEES: means the trustees under the Other Agreements, and any successor or other trustee appointed as provided therein.

     OTHER TRUSTS: means the Atlas Air Pass Through Trust 1999-1A-2, the Atlas Air Pass Through Trust 1999-lB and the Atlas Air Pass Through Trust 1999-lC, each created on the date hereof, and if Class D Certificates are issued, the Atlas Air Pass Through Trust 1999-1D.

     OWNED AIRCRAFT: has the meaning specified in the third recital to this Trust Supplement.

     OWNED AIRCRAFT INDENTURE: has the meaning specified in the Note Purchase Agreement.

     OWNER PARTICIPANT: with respect to any Equipment Note relating to a Leased Aircraft, means the "Owner Participant" as referred to in the Indenture pursuant to which such Equipment Note is issued and any permitted successor or assign of such Owner Participant; and OWNER PARTICIPANTS at any time of determination means all of the Owner Participants thus referred to in the Indentures.

     OWNER TRUSTEE: with respect to any Equipment Note relating to a Leased Aircraft, means the "Owner Trustee", as referred to in the Indenture pursuant to which such Equipment Note is issued, not in its individual capacity but solely as trustee; and OWNER TRUSTEES means all of the Owner Trustees party to any of the Indentures.

     OWNER TRUSTEE'S PURCHASE AGREEMENT: means, with respect to any Leased Aircraft, the agreement between the Company and the relevant Owner Trustee pursuant to which, inter alia, the Company assigns to the Owner Trustee certain rights of the Company under the aircraft purchase agreement with respect to such Leased Aircraft.

     PARTICIPATION AGREEMENT: means each Participation Agreement to be entered into, or entered into (as the case may be), by the Trustee pursuant to the Note Purchase Agreement, as the same may be amended, supplemented or otherwise modified in accordance with its terms.

     POOL BALANCE: means, as of any date, (i) the original aggregate face amount of the Applicable Certificates less (ii) the aggregate amount of all payments made in respect of such Applicable Certificates or in respect of Deposits relating to the Applicable Trust other than payments made in respect of interest or premium thereon or reimbursement of any costs or expenses incurred in connection therewith. The Pool Balance as of any Distribution Date shall be computed after giving effect to any special distribution with respect to unused Deposits, payment of principal of the Equipment Notes or payment with respect to other Trust Property and the distribution thereof to be made on that date.

     POOL FACTOR: means, as of any Distribution Date, the quotient (rounded to the seventh decimal place) computed by dividing (i) the Pool Balance by (ii) the original aggregate face amount of the Applicable Certificates. The Pool Factor as of any Distribution Date shall be computed after giving effect to any special distribution with respect to unused Deposits, payment of principal of the Equipment Notes or payments with respect to other Trust Property and the distribution thereof to be made on that date.

     PREPAYMENT WITHDRAWAL CERTIFICATE: has the meaning specified in the Escrow Agreement.

     PROSPECTUS SUPPLEMENT: means the prospectus supplement dated April 5, 1999 relating to the offering of the Certificates.

     SCHEDULED DELIVERY DATE: has the meaning specified in the Note Purchase Agreement.

     SPECIAL PAYMENT: means any payment (other than a Scheduled Payment) in respect of, or any proceeds of, any Equipment Note, Trust Indenture Estate (as defined in each Leased Aircraft Indenture) or Collateral (as defined in each Owned Aircraft Indenture).

     SPECIAL REDEMPTION PREMIUM: means the premium payable by the Company pursuant to Section 4(a)(i) of the Note Purchase Agreement.

     SUBSTITUTE AIRCRAFT: has the meaning specified in the Note Purchase Agreement.

     TRIGGERING EVENT: has the meaning assigned to such term in the Intercreditor Agreement.

     TRUST PROPERTY: means (i) subject to the Intercreditor Agreement, the Equipment Notes held as the property of the Applicable Trust, all monies at any time paid thereon and all monies due and to become due thereunder, (ii) funds from time to time deposited in the Certificate Account and the Special Payments Account and, subject to the Intercreditor Agreement, any proceeds from the sale by the Trustee pursuant to Article VI of the Basic Agreement of any Equipment Note and (iii) all rights of the Applicable Trust and the Trustee, on behalf of the Applicable Trust, under the Intercreditor Agreement, the Escrow Agreement, the Note Purchase Agreement and the Liquidity Facility, including, without limitation, all rights to receive certain payments thereunder, and all monies paid to the Trustee on behalf of the Applicable Trust pursuant to the Intercreditor Agreement or the Liquidity Facility, PROVIDED that rights with respect to the Deposits or under the Escrow Agree-ment, except for the right to direct withdrawals for the purchase of Equipment Notes to be held herein, will not constitute Trust Property.

     TRUST SUPPLEMENT: has the meaning specified in the first paragraph of this trust supplement.

     UNDERWRITERS: means, collectively, Morgan Stanley & Co. Incorporated, BT Alex. Brown Incorporated, ING Baring Furman Selz, LLC and CIBC Oppenheimer Corp.

     UNDERWRITING AGREEMENT: means the Underwriting Agreement dated April 5, 1999 among the Underwriters and the Company, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.


                                   ARTICLE III

                        STATEMENTS TO CERTIFICATEHOLDERS


     Section 3.01. ADDITIONS TO ARTICLE IV OF THE BASIC AGREEMENT. In addition to the provisions of Article IV of the Basic Agreement, the following provisions shall apply to the Applicable Trust:

     (a) Upon the payment of Special Redemption Premium to the Trustee under the Note Purchase Agreement, the Trustee, upon receipt thereof, shall immediately deposit the aggregate amount of such Special Redemption Premium in the Special Payments Account;

     (b) The distribution of amounts of Special Redemption Premium as provided for in Section 4.02(b) of the Basic Agreement shall be on the Special Distribution Date with respect to such Special Payment or as soon thereafter as the Trustee has confirmed receipt of the related Special Redemption Premium;

     (c) In the event of the payment of a Special Redemption Premium by the Company to the Trustee under the Note Purchase Agreement, the notice provided for in Section 4.02(c) of the Basic Agreement shall be mailed, together with the notice by the Escrow Paying Agent under Section 2.06 of the Escrow Agreement, not less than 15 days prior to the Special Distribution Date for such amount, which Special Distribution Date shall be the Final Withdrawal Date; and

     (d) The last sentence of the first paragraph of Section 4.02(c) of the Basic Agreement shall apply equally if the amount of Special Redemption Premium, if any, has not been calculated at the time the Trustee mails notice of a Special Payment.

     Section 3.02. STATEMENTS TO APPLICABLE CERTIFICATEHOLDERS. (a) On each Distribution Date, the Trustee will include with each distribution to Applicable Certificateholders of a Scheduled Payment or Special Payment, as the case may be, a statement setting forth the information provided below (in the case of a Special Payment, reflecting in part the information provided by the Escrow Paying Agent under the Escrow Agreement). Such statement shall set forth (per $1,000 face amount Applicable Certificate as to (ii), (iii), (iv) and (v) below) the following information:

     (i) the aggregate amount of funds distributed on such Distribution Date under the Agreement and under the Escrow Agreement, indicating the amount allocable to each source;

     (ii) the amount of such distribution under the Agreement allocable to principal and the amount allocable to premium (including any premium paid with respect to unused Deposits), if any;

     (iii) the amount of such distribution under the Agreement allocable to interest;

     (iv) the amount of such distribution under the Escrow Agreement allocable to interest;

     (v) the amount of such distribution under the Escrow Agreement allocable to unused Deposits, if any; and

     (vi) the Pool Balance and the Pool Factor.

     With respect to the Applicable Certificates registered in the name of a Clearing Agency, on the Record Date prior to each Distribution Date, the Trustee will request from such Clearing Agency a securities position listing setting forth the names of all Clearing Agency Participants reflected on such Clearing Agency's books as holding interests in the Applicable Certificates on such Record Date. On each Distribution Date, the Trustee will mail to each such Clearing Agency Participant the statement described above and will make available additional copies as requested by such Clearing Agency Participant for forwarding to holders of interests in the Applicable Certificates.

     (b) Within a reasonable period of time after the end of each calendar year but not later than the latest date permitted by law, the Trustee shall furnish to each Person who at any time during such calendar year was an Applicable Certificateholder of record a statement containing the sum of the amounts determined pursuant to clauses (a)(i), (a)(ii), (a)(iii), (a)(iv) and (a)(v) above for such calendar year or, in the event such Person was an Applicable Certificateholder of record during a portion of such calendar year, for such portion of such year, and such other items as are readily available to the Trustee and which an Applicable Certificateholder shall reasonably request as necessary for the purpose of such Applicable Certificateholder's preparation of its federal income tax returns. Such statement and such other items shall be prepared on the basis of information supplied to the Trustee by the Clearing Agency Participants and shall be delivered by the Trustee to such Clearing Agency Participants to be available for forwarding by such Clearing Agency Participants to the holders of interests in the Applicable Certificates in the manner described in Section 3.02(a) of this Trust Supplement.

     (c) If the aggregate principal payments scheduled for January 2, 2000, on the Equipment Notes held as Trust Property as of December 8, 1999, differs from the amount thereof set forth for the Applicable Certificates on page S-45 of the Prospectus Supplement, by no later than December 15, 1999 the Trustee shall mail written notice of the actual amount of such scheduled payments to the Applicable Certificateholders of record as of a date within 10 Business Days prior to the date of mailing.

     (d) Promptly following (i) the Delivery Period Termination Date, if there has been any change in the information set forth in clauses (x), (y) and (z) below from that set forth in page S-45 of the Prospectus Supplement, and (ii) any early redemption or purchase of, or any default in the payment of principal or interest in respect of, any of the Equipment Notes held in the Applicable Trust, or any Final Withdrawal, the Trustee shall furnish to Applicable Certificateholders of record on such date a statement setting forth (x) the expected Pool Balances for each subsequent Regular Distribution Date following the Delivery Period Termination Date, (y) the related Pool Factors for such Regular Distribution Dates and (z) the expected principal distribution schedule of the Equipment Notes, in the aggregate, held as Trust Property at the date of such notice. With respect to the Applicable Certificates registered in the name of a Clearing Agency, on the Delivery Period Termination Date, the Trustee will request from such Clearing Agency a securities position listing setting forth the names of all Clearing Agency Participants reflected on such Clearing Agency's books as holding interests in the Applicable Certificates on such date. The Trustee will mail to each such Clearing Agency Participant the statement described above and will make available additional copies as requested by such Clearing Agency Participant for forwarding to holders of interests in the Applicable Certificates.

     (e) This Section 3.02 supersedes and replaces Section 4.03 of the Basic Agreement, with respect to the Applicable Trust.


                                   ARTICLE IV

                                     DEFAULT


     Section 4.01. PURCHASE RIGHTS OF CERTIFICATEHOLDERS. (a) At any time after the occurrence and during the continuance of a Triggering Event, if the Class A-2 Trustee is then the Controlling Party, each Applicable Certificateholder shall have the right to purchase, for the purchase price set forth in the Class A-2 Trust Agreement, all, but not less than all, of the Class A-2 Certificates upon ten days' written notice to the Class A-2 Trustee and each other Applicable Certificateholder, provided that (i) if prior to the end of such ten-day period any other Applicable Certificateholder notifies such purchasing Applicable Certificateholder that such other Applicable Certificateholder wants to participate in such purchase, then such other Applicable Certificateholder may join with the purchasing Applicable Certificateholder to purchase all, but not less than all, of the Class A-2 Certificates pro rata based on the Fractional Undivided Interest in the Applicable Trust held by each such Applicable Certificateholder and (ii) if prior to the end of such ten-day period any other Applicable Certificateholder fails to notify the purchasing Applicable Certificateholder of such other Applicable Certificateholder's desire to participate in such a purchase, then such other Applicable Certificateholder shall lose its right to purchase the Class A-2 Certificates pursuant to this
Section 4.01(a).

     (b) By acceptance of its Applicable Certificate, each Applicable Certificateholder agrees that at any time after the occurrence and during the continuation of a Triggering Event,

          (i) if the Applicable Certificateholders are then represented by the Controlling Party each Class A-2 Certificateholder shall have the right to purchase all, but not less than all, of the Applicable Certificates upon ten days' written notice to the Trustee and each other Class A-2 Certificateholder, PROVIDED that (A) if prior to the end of such ten-day period any other Class A-2 Certificateholder notifies such purchasing Class A-2 Certificateholder that such other Class A-2 Certificateholder wants to participate in such purchase, then such other Class A-2 Certificateholder may join with the purchasing Class A-2 Certificateholder to purchase all, but not less than all, of the Applicable Certificates pro rata based on the Fractional Undivided Interest in the Class A-2 Trust held by each such Class A-2 Certificateholder and (B) if prior to the end of such ten-day period any other Class A-2 Certificateholder fails to notify the purchasing Class A-2 Certificateholder of such other Class A-2 Certifiateholder's desire to participate in such a purchase, then such other Class A-2 Certificateholder shall lose its right to purchase the Applicable Certificates pursuant to this Section 4.01(b);

          (ii) each Class B Certificateholder shall have the right (which shall not expire upon any purchase of the Applicable Certificates or the Class A-2 Certificates pursuant to clause (a) or (b)(i) above) to purchase all, but not less than all, of the Applicable Certificates and the Class A-2 Certificates upon ten days' written notice to the Trustee, the Class A-2 Trustee and each other Class B Certificateholder, PROVIDED that (A) if prior to the end of such ten-day period any other Class B Certificateholder notifies such purchasing Class B Certificateholder that such other Class B Certificateholder wants to participate in such purchase, then such other Class B Certificateholder may join with the purchasing Class B Certificateholder to purchase all, but not less than all, of the Applicable Certificates and the Class A-2 Certificates pro rata based on the Fractional Undivided Interest in the Class B Trust held by each such Class B Certificateholder and (B) if prior to the end of such ten-day period any other Class B Certificateholder fails to notify the purchasing Class B Certificateholder of such other Class B Certificateholder's desire to participate in such a purchase, then such other Class B Certificateholder shall lose its right to purchase the Applicable Certificates and the Class A-2 Certificates pursuant to this Section 4.01(b);

          (iii) each Class C Certificateholder shall have the right (which shall not expire upon any purchase of the Applicable Certificates or the Class A-2 Certificates pursuant to clause (a) or (b)(i) and (ii) above) to purchase all, but not less than all, of the Applicable Certificates and the Class A-2 Certificates and the Class B Certificates upon ten days' written notice to the Trustee, the Class A-2 Trustee, the Class B Trustee and each other Class C Certificateholder, PROVIDED that (A) if prior to the end of such ten-day period any other Class C Certificateholder notifies such purchasing Class C Certificateholder that such other Class C Certificateholder wants to participate in such purchase, then such other Class C Certificateholder may join with the purchasing Class C Certificateholder to purchase all, but not less than all, of the Applicable Certificates, the Class A-2 Certificates and the Class B Certificates pro rata based on the Fractional Undivided Interest in the Class C Trust held by each such Class C Certificateholder and (B) if prior to the end of such ten-day period any other Class C Certificateholder fails to notify the purchasing Class C Certificateholder of such other Class C Certificateholder's desire to participate in such a purchase, then such other Class C Certificateholder shall lose its right to purchase the Applicable Certificates, the Class A-2 Certificates and the Class B Certificates pursuant to this Section 4.01(b); and

          (iv) each holder of a Class D Certificate (a "CLASS D CERTIFICATEHOLDER") shall have the right (which shall not expire upon any purchase of the Applicable Certificates or the Class A-2 Certificates pursuant to clause (a), (b)(i) or (ii) above or the Class B Certificates pursuant to clause (iii) above) to purchase all, but not less than all, of the Applicable Certificates, the Class A-2 Certificates, the Class B Certificates and the Class C Certificates upon ten days' written notice to the Trustee, the Class A-2 Trustee, the Class B Trustee, the Class C Trustee and each other Class D Certificateholder, PROVIDED that (A) if prior to the end of such ten-day period any other Class D Certificateholder notifies such purchasing Class D Certificateholder that such other Class D Certificateholder wants to participate in such purchase, then such other Class D Certificateholder may join with the purchasing Class D Certificateholder to purchase all, but not less than all, of the Applicable Certificates, the Class A-2 Certificates, the Class B Certificates and the Class C Certificates pro rata based on the Fractional Undivided Interest in the Class D Trust held by each such Class D Certificateholder and (B) if prior to the end of such ten-day period any other Class D Certificateholder fails to notify the purchasing Class D Certificateholder of such other Class D Certificateholder's desire to participate in such a purchase, then such other Class D Certificateholder shall lose its right to purchase the Applicable Certificates, the Class A-2 Certificates, the Class B Certificates and the Class C Certificates pursuant to this Section 4.01(b).

     The purchase price with respect to the Applicable Certificates shall be equal to the Pool Balance of the Applicable Certificates, together with accrued and unpaid interest thereon to the date of such purchase, without premium, but including any other amounts then due and payable to the Applicable Certificateholders under the Agreement, the Intercreditor Agreement, the Escrow Agreement or any Note Document or on or in respect of the Applicable Certificates; PROVIDED, HOWEVER, that (x) if such purchase occurs after a record date specified in Section 2.03 of the Escrow Agreement relating to the distribution of unused Deposits and/or accrued and unpaid interest on Deposits and prior to or on the related distribution date thereunder, such purchase price shall be reduced by the aggregate amount of unused Deposits and/or interest to be distributed under the Escrow Agreement (which deducted amounts shall remain distributable to, and may be retained by, the Applicable Certificateholder as of such record date) and (y) if such purchase occurs after a Record Date and prior to or on the related Distribution Date, such purchase price shall be reduced by the amount to be distributed under this Agreement on the related Distribution Date (which deducted amounts shall remain distributable to, and may be retained by, the Applicable Certificateholder as of such Record Date); provided further that no such purchase of Applicable Certificates shall be effective unless the purchaser(s) shall certify to the Trustee that contemporaneously with such purchase, such purchaser(s) is (are) purchasing, pursuant to the terms of the Agreement and the Other Agreements, (A) in the case of any purchase of the Applicable Certificates pursuant to clause(b)(i) above, all of the Applicable Certificates, or (B) in all other cases, the Applicable Certificates, the Class A-2 Certificates, the Class B Certificates and the Class C Certificates which are senior to the securities held by such purchaser(s). Each payment of the purchase price of the Applicable Certificates referred to in the first sentence hereof shall be made to an account or accounts designated by the Trustee and each such purchase shall be subject to the terms of this Section 4.01(b). Each Applicable Certificateholder agrees by its acceptance of its Applicable Certificate that (at any time after the occurrence and during the continuation of a Triggering Event) it will, upon payment from such Class A-2 Certificateholder(s), Class B Certificateholder(s), Class C Certificateholder(s) or Class D Certificateholder(s), as the case may be, of the purchase price set forth in the first sentence of this paragraph, forthwith sell, assign, transfer and convey to the purchaser(s) thereof (without recourse, representation or warranty of any kind except for its own acts), all of the right, title, interest and obligation of such Applicable Certificateholder in the Agreement, the Escrow Agreement, the Deposit Agreement, the Intercreditor Agreement, the Liquidity Facility, the Note Purchase Agreement, the Note Documents and all Applicable Certificates and Escrow Receipts held by such Applicable Certificateholder (subject to clauses (x) and (y) in the first sentence of this paragraph and excluding all right, title and interest under any of the foregoing to the extent such right, title or interest is with respect to an obligation not then due and payable as respects any action or inaction or state of affairs occurring prior to such sale) and the purchaser shall assume all of such Applicable Certificateholder's obligations under the Agreement, the Escrow Agreement, the Deposit Agreement, the Intercreditor Agreement, the Liquidity Facility, the Note Purchase Agreement, the Note Documents and all such Applicable Certificates and Escrow Receipts). The Applicable Certificates will be deemed to be purchased on the date payment of the purchase price is made notwithstanding the failure of the Applicable Certificateholders to deliver any Applicable Certificates and, upon such a purchase, (I) the only rights of the Applicable Certificateholders will be to deliver the Applicable Certificates to the purchaser(s) and receive the purchase price for such Applicable Certificates and (II) if the purchaser(s) shall so request, such Applicable Certificateholder will comply with all the provisions of Section 3.04 of the Basic Agreement to enable new Applicable Certificates to be issued to the purchaser in such denominations as it shall request. All charges and expenses in connection with the issuance of any such new Applicable Certificates shall be borne by the purchaser thereof.

     As used in this Section 4.01 and elsewhere in this Trust Supplement, the terms "Class A-2 Certificate", "Class A-2 Certificateholder", "Class A-2 Trust", "Class A-2 Trustee", "Class B Certificate", "Class B Certificateholder", "Class B Trust", "Class B Trustee", "Class C Certificate", "Class C Certificateholder", "Class C Trust", "Class C Trustee", "Class D Certificate" and "Class D Trust", shall have the respective meanings assigned to such terms in the Intercreditor Agreement.

     (c) This Section 4.01 supersedes and replaces Section 6.01(b) of the Basic Agreement, with respect to the Applicable Trust.


                                    ARTICLE V

                                   THE TRUSTEE


     Section 5.01. DELIVERY OF DOCUMENTS; DELIVERY DATES. (a) The Trustee is hereby directed (i) to execute and deliver the Intercreditor Agreement, the Escrow Agreement and the Note Purchase Agreement on or prior to the Issuance Date, each in the form delivered to the Trustee by the Company, and (ii) subject to the respective terms thereof, to perform its obligations thereunder. Upon request of the Company and the satisfaction or waiver of the closing conditions specified in the Underwriting Agreement, the Trustee shall execute, deliver, authenticate, issue and sell Applicable Certificates in authorized denominations equaling in the aggregate the amount set forth, with respect to the Applicable Trust, in Schedule I to the Underwriting Agreement evidencing the entire ownership interest in the Applicable Trust, which amount equals the maximum aggregate principal amount of Equipment Notes which may be purchased by the Trustee pursuant to the Note Purchase Agreement. Except as provided in Sections 3.03, 3.04, 3.05 and 3.06 of the Basic Agreement, the Trustee shall not execute, authenticate or deliver Applicable Certificates in excess of the aggregate amount specified in this paragraph. The provisions of this Section 5.01(a) supersede and replace the first sentence of Section 3.02(a) of the Basic Agreement, with respect to the Applicable Trust.

     (b) On or after the Issuance Date, the Company may deliver from time to time to the Trustee a Delivery Notice relating to one or more Equipment Notes. After receipt of a Delivery Notice and in any case no later than one Business Day prior to a Scheduled Delivery Date as to which such Delivery Notice relates (the "APPLICABLE DELIVERY DATE"), the Trustee shall (as and when specified in the Delivery Notice) instruct the Escrow Agent to provide a Notice of Purchase Withdrawal to the Depositary requesting (A) the withdrawal of one or more Deposits on the Applicable Delivery Date in accordance with and to the extent permitted by the terms of the Escrow Agreement and the Deposit Agreement and (B) the payment of all, or a portion, of such Deposit or Deposits in an amount equal in the aggregate to the purchase price of such Equipment Notes to or on behalf of the Owner Trustee or the Company, as the case may be, issuing such Equipment Notes, all as shall be described in the Delivery Notice. The Trustee shall (as and when specified in such Delivery Notice), subject to the conditions set forth in Section 2 of the Note Purchase Agreement, enter into and perform its obligations under the Participation Agreement specified in such Delivery Notice (the "APPLICABLE PARTICIPATION AGREEMENT") and cause such certificates, documents and legal opinions relating to the Trustee to be duly delivered as required by the Applicable Participation Agreement. If at any time prior to the Applicable Delivery Date, the Trustee receives a notice of postponement pursuant to Section 1(e) or 1(f) of the Note Purchase Agreement, then the Trustee shall give the Depositary (with a copy to the Escrow Agent) a notice of cancellation of such Notice of Purchase Withdrawal relating to such Deposit or Deposits on such Applicable Delivery Date. Upon satisfaction of the conditions specified in the Note Purchase Agreement and the Applicable Participation Agreement, the Trustee shall purchase the applicable Equipment Notes with the proceeds of the withdrawals of one or more Deposits made on the Applicable Delivery Date in accordance with the terms of the Deposit Agreement and the Escrow Agreement. The purchase price of such Equipment Notes shall equal the principal amount of such Equipment Notes. Amounts withdrawn from such Deposit or Deposits in excess of the purchase price of the Equipment Notes or to the extent not applied on the Applicable Delivery Date to the purchase price of the Equipment Notes, shall be re-deposited by the Trustee with the Depositary on the Applicable Delivery Date in accordance with the terms of the Deposit Agreement. The provisions of this
Section 5.01(b) supersede and replace the provisions of Section 2.02 of the Basic Agreement, with respect to the Applicable Trust, and all provi-sions of the Basic Agreement relating to Postponed Notes and Section 2.02 of the Basic Agreement shall not apply to the Applicable Trust.

     (c) The Trustee acknowledges its acceptance of all right, title and interest in and to the Trust Property to be acquired pursuant to Section 5.01(b) of this Trust Supplement, the Note Purchase Agreement and each Applicable Participation Agreement, and declares that it holds and will hold such right, title and interest for the benefit of all present and future Applicable Certificateholders, upon the trusts set forth in this Agreement. By its acceptance of an Applicable Certificate, each initial Applicable Certificateholder, as a grantor of the Applicable Trust, joins with the Trustee in the creation of the Applicable Trust. The provisions of this Section 5.01(c) supersede and replace the provisions of Section 2.03 of the Basic Agreement, with respect to the Applicable Trust.

     Section 5.02. WITHDRAWAL OF DEPOSITS. (a) If the Company shall receive written notice from Boeing that the delivery date of any Aircraft will be delayed beyond the Delivery Period Termination Date, the Company may deliver to the Trustee written notice to such effect and requesting that the Trustee deliver to the Escrow Agent a Prepayment Withdrawal Certificate pursuant to the Escrow Agreement directing the Escrow Agent to provide a Notice of Prepayment Withdrawal to the Depositary requesting the withdrawal of the Deposits relating to Equipment Notes in respect of such Aircraft in accordance with and to the extent permitted by the terms of the Escrow Agreement and the Deposit Agreement.

     (b) If any Deposits remain outstanding on the Business Day next succeeding the Cut-off Date, the Trustee shall (i) give the Escrow Agent notice that the Trustee's obligation to purchase Equipment Notes under the Note Purchase Agreement has terminated and instruct the Escrow Agent to provide a notice of Final Withdrawal to the Depositary substantially in the form of Exhibit B to the Deposit Agreement (the "FINAL WITHDRAWAL NOTICE") and (ii) shall make demand upon the Company pursuant to the Note Purchase Agreement for an amount equal to the Deposit Make Whole Amount, if any, such payment to be made on the Final Withdrawal Date.

     Section 5.03. THE TRUSTEE. (a) Subject to Section 5.04 of this Trust Supplement and Section 7.15 of the Basic Agreement, the Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Trust Supplement, the Deposit Agreement, the Note Purchase Agreement or the Escrow Agreement or the due execution hereof or thereof by the Company or the other parties thereto (other than the Trustee), or for or in respect of the recitals and statements contained herein or therein, all of which recitals and statements are made solely by the Company, except that the Trustee hereby represents and warrants that each of this Trust Supplement, the Basic Agreement, each Applicable Certificate, the Intercreditor Agreement, the Note Purchase Agreement and the Escrow Agreement has been executed and delivered by one of its officers who is duly authorized to execute and deliver such document on its behalf.

     (b) Except as herein otherwise provided and except during the continuance of an Event of Default in respect of the Applicable Trust created hereby, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by the Trustee by reason of this Trust Supplement other than as set forth in the Agreement, and this Trust Supplement is executed and accepted on behalf of the Trustee, subject to all the terms and conditions set forth in the Agreement, as fully to all intents as if the same were herein set forth at length.

     Section 5.04. REPRESENTATIONS AND WARRANTIES OF THE TRUSTEE. The Trustee hereby represents and warrants that:

     (a) the Trustee has full power, authority and legal right to execute, deliver and perform this Trust Supplement, the Intercreditor Agreement, the Escrow Agreement, the Note Purchase Agreement and the

Note Documents to which it is or is to become a party and has taken all necessary action to authorize the execution, delivery and performance by it of this Trust Supplement, the Intercreditor Agreement, the Escrow Agreement, the Note Purchase Agreement and the Note Documents to which it is or is to become a party;

     (b) the execution, delivery and performance by the Trustee of this Trust Supplement, the Intercreditor Agreement, the Escrow Agreement, the Note Purchase Agreement and the Note Documents to which it is or is to become a party (i) will not violate any provision of any United States federal law or the law of the state of the United States where it is located governing the banking and trust powers of the Trustee or any order, writ, judgment, or decree of any court, arbitrator or governmental authority applicable to the Trustee or any of its assets, (ii) will not violate any provision of the articles of association or by-laws of the Trustee, and (iii) will not violate any provision of, or constitute, with or without notice or lapse of time, a default under, or result in the creation or imposition of any lien on any properties included in the Trust Property pursuant to the provisions of any mortgage, indenture, contract, agreement or other undertaking to which it is a party, which violation, default or lien could reasonably be expected to have an adverse effect on the Trustee's performance or ability to perform its duties hereunder or thereunder or on the transactions contemplated herein or therein;

     (c) the execution, delivery and performance by the Trustee of this Trust Supplement, the Intercreditor Agreement, the Escrow Agreement, the Note Purchase Agreement and the Note Documents to which it is or is to become a party will not require the authorization, consent, or approval of, the giving of notice to, the filing or registration with, or the taking of any other action in respect of, any governmental authority or agency of the United States or the state of the United States where it is located regulating the banking and corporate trust activities of the Trustee; and

     (d) this Trust Supplement, the Intercreditor Agreement, the Escrow Agreement, the Note Purchase Agreement and the Note Documents to which it is or is to become a party have been, or will be, as applicable, duly executed and delivered by the Trustee and constitute, or will constitute, as applicable, the legal, valid and binding agreements of the Trustee, enforceable against it in accordance with their respective terms; PROVIDED, HOWEVER, that enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and (ii) general principles of equity.

     Section 5.05. TRUSTEE LIENS. The Trustee in its individual capacity agrees, in addition to the agreements contained in Section 7.17 of the Basic Agreement, that it will at its own cost and expense promptly take any action as may be necessary to duly discharge and satisfy in full any Trustee's Liens on or with respect to the Trust Property which is attributable to the Trustee in its individual capacity and which is unrelated to the transactions contemplated by the Intercreditor Agreement or the Note Purchase Agreement.


                                   ARTICLE VI

                  ADDITIONAL AMENDMENT; SUPPLEMENTAL AGREEMENTS


     Section 6.01. SUPPLEMENTAL AGREEMENTS WITHOUT CONSENT OF APPLICABLE CERTIFICATEHOLDERS. Without limitation of Section 9.01 of the Basic Agreement, under the terms of, and subject to the limitations contained in, Section 9.01 of the Basic Agreement, the Company may (but will not be required to), and the Trustee (subject to Section 9.03 of the Basic Agreement) shall, at the Company's request, at any time and from time to time, (i) enter into one or more agreements supplemental to the Escrow Agreement, the Note Purchase Agreement or the Deposit Agreement, for any of the purposes set forth in clauses (a) through
(i) of such Section 9.01, and (without limitation of the foregoing or Section
9.01 of the Basic

Agreement) clauses (b) and (c) of such Section 9.01 shall also be deemed to include the Company's obligations under (in the case of clause (b)), and the Company's rights and powers conferred by (in the case of clause (c)), the Note Purchase Agreement and references in clauses (d), (f) and (g) of such Section
9.01 to "any Intercreditor Agreement or any Liquidity Facility" shall also be deemed to refer to "the Intercreditor Agreement, the Liquidity Facility, the Escrow Agreement, the Note Purchase Agreement or the Deposit Agreement" and (ii) enter into one or more agreements supplemental to the Basic Agreement to provide for the formation of a Class D Trust, the issuance of Class D Certificates, the purchase by the Class D Trust of Equipment Notes and other matters incidental thereto or otherwise contemplated by Section 2.01(b) of the Basic Agreement.

     Section 6.02. SUPPLEMENTAL AGREEMENTS WITH CONSENT OF APPLICABLE CERTIFICATEHOLDERS. Without limitation of Section 9.02 of the Basic Agreement, the provisions of Section 9.02 of the Basic Agreement shall apply to agreements or amendments for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Escrow Agreement, the Deposit Agreement or the Note Purchase Agreement or modifying in any manner the rights and obligations of the Applicable Certificateholders under the Escrow Agreement, the Deposit Agreement or the Note Purchase Agreement; provided that the provisions of Section 9.02(a) of the Basic Agreement shall be deemed to include reductions in any manner of, or delay in the timing of, any receipt by the Applicable Certificateholders of payments upon the Deposits.


                                   ARTICLE VII

                              TERMINATION OF TRUST


     Section 7.01. TERMINATION OF THE APPLICABLE TRUST. (a) The respective obligations and responsibilities of the Company and the Trustee with respect to the Applicable Trust shall terminate upon distribution to all Applicable Certificateholders and the Trustee of all amounts required to be distributed to them pursuant to this Agreement and the disposition of all property held as part of the Trust Property; PROVIDED, HOWEVER, that in no event shall the Applicable Trust continue beyond one hundred ten (110) years following the date of the execution of this Trust Supplement.


                                  ARTICLE VIII

                            MISCELLANEOUS PROVISIONS


     Section 8.01. BASIC AGREEMENT RATIFIED. Except and so far as herein expressly provided, all of the provisions, terms and conditions of the Basic Agreement are in all respects ratified and confirmed; and the Basic Agreement and this Trust Supplement shall be taken, read and construed as one and the same instrument. All replacements of provisions of, and other modifications of the Basic Agreement set forth in this Trust Supplement are solely with respect to the Applicable Trust.

     SECTION 8.02. GOVERNING LAW. THIS TRUST SUPPLEMENT AND THE APPLICABLE CERTIFICATES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

     Section 8.03. EXECUTION IN COUNTERPARTS. This Trust Supplement may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

     Section 8.04. INTENTION OF PARTIES. The parties hereto intend that the Applicable Trust be classified for U.S. federal income tax purposes as a grantor trust under Subpart E, Part I of Subchapter J of the Internal Revenue Code of 1986, as amended, and not as a trust or association taxable as a corporation or as a partnership. Each Applicable Certificateholder and Investor, by its acceptance of its Applicable Certificate or a beneficial interest therein, agrees to treat the Applicable Trust as a grantor trust for all U.S. federal, state and local income tax purposes. The powers granted and obligations undertaken pursuant to the Agreement shall be so construed so as to further such intent.

     IN WITNESS WHEREOF, the Company and the Trustee have caused this Trust Supplement to be duly executed by their respective representatives thereto duly authorized, as of the day and year first written above.

                               ATLAS AIR, INC.


                               By: /s/ Richard H. Shuyler
                                   ----------------------------------
                                   Name:   Richard H. Shuyler
                                   Title:  Executive Vice President,
                                             Treasurer and Director


                               WILMINGTON TRUST COMPANY,
                                   as Trustee


                               By: /s/ James P. Lawler
                                   ----------------------------------
                                   Name:   James P. Lawler
                                   Title:  Vice President

                                    EXHIBIT A

                               FORM OF CERTIFICATE

Certificate
No._____


     [Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to Issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.]*

                     ATLAS AIR PASS THROUGH TRUST 1999-lA-1

             % Atlas Air Pass Through Certificate, Series 1999-lA-1
                              Issuance Date: , 1999

                        Final Expected Distribution Date:

                Evidencing A Fractional Undivided Interest In The
                   Atlas Air Pass Through Trust 1999-lA-1, The
             Property Of Which Shall Include Certain Equipment Notes
                Each Secured By An Aircraft Leased To Or Owned By
                                 Atlas Air, Inc.


                   ______________Fractional Undivided Interest
               representing % of the Trust per $1,000 face amount


     THIS CERTIFIES THAT _____________________, for value received, is the registered owner of a $_________ (______ dollars) Fractional Undivided interest in the Atlas Air Pass Through Trust 1999-1A-1 (the "TRUST") created by Wilmington Trust Company, as trustee (the "Trustee"), pursuant to a Pass Through Trust Agreement, dated as of April __, 1999 (the "BASIC AGREEMENT"), between the Trustee and Atlas Air, Inc., a Delaware corporation (the "Company"), as supplemented by Trust Supplement No. 1999-1A-1 thereto, dated as of April __, 1999 (the "Trust Supplement" and, together with the Basic Agreement, the "AGREEMENT"), between the Trustee and the Company, a summary of certain of the pertinent provisions of which is set forth below. To the extent not otherwise defined herein, the capitalized terms used herein have the meanings assigned to them in the Agreement. This Certificate is one of the duly authorized Certificates designated as " % Atlas Air Pass Through Certificates, Series 1999-lA-1" (herein called the "CERTIFICATES").

----------

     * This legend toappear on Book-Entry Certificates to be deposited with the Depository Trust Company.

This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement. By virtue of its acceptance hereof, the holder of this Certificate (the "CERTIFICATEHOLDER" and, together with all other holders of Certificates issued by the Trust, the "CERTIFICATEHOLDERS") assents to and agrees to be bound by the provisions of the Agreement and the Intercreditor Agreement. The property of the Trust includes certain Equipment Notes and all rights of the Trust to receive payments under the Intercreditor Agreement and the Liquidity Facility (the "TRUST PROPERTY"). Each issue of the Equipment Notes is secured by, among other things, a security interest in an Aircraft leased to or owned by the Company.

     The Certificates represent Fractional Undivided Interests in the Trust and the Trust Property and have no rights, benefits or interest in respect of any other separate trust established pursuant to the terms of the Basic Agreement for any other series of certificates issued pursuant thereto.

     Subject to and in accordance with the terms of the Agreement and the Intercreditor Agreement, from funds then available to the Trustee, there will be distributed on each January 2 and July 2 (a "REGULAR DISTRIBUTION DATE") commencing January 2, 2000, to the Person in whose name this Certificate is registered at the close of business on the 15th day preceding the Regular Distribution Date, an amount in respect of the Scheduled Payments on the Equipment Notes due on such Regular Distribution Date, the receipt of which has been confirmed by the Trustee, equal to the product of the percentage interest in the Trust evidenced by this Certificate and an amount equal to the sum of such Scheduled Payments. Subject to and in accordance with the terms of the Agreement and the Intercreditor Agreement, in the event that Special Payments on the Equipment Notes are received by the Trustee, from funds then available to the Trustee, there shall be distributed on the applicable Special Distribution Date, to the Person in whose name this Certificate is registered at the close of business on the 15th day preceding the Special Distribution Date, an amount in respect of such Special Payments on the Equipment Notes, the receipt of which has been confirmed by the Trustee, equal to the product of the percentage interest in the Trust evidenced by this Certificate and an amount equal to the sum of such Special Payments so received. If a Regular Distribution Date or Special Distribution Date is not a Business Day, distribution shall be made on the immediately following Business Day with the same force and effect as if made on such Regular Distribution Date or Special Distribution Date and no interest shall accrue during the intervening period. The Trustee shall mail notice of each Special Payment and the Special Distribution Date therefor to the Certificateholder of this Certificate.

     Distributions on this Certificate will be made by the Trustee by check mailed to the Person entitled thereto, without presentation or surrender of this Certificate or the making of any notation hereon, except that with respect to Certificates registered on the Record Date in the name of a Clearing Agency (or its nominee), such distribution shall be made by wire transfer. Except as otherwise provided in the Agreement and notwithstanding the above, the final distribution on this Certificate will be made after notice mailed by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency of the Trustee specified in such notice.

     The Certificates do not represent a direct obligation of, or an obligation guaranteed by, or an interest in, the Company or the Trustee or any affiliate thereof. The Certificates are limited in right of payment, all as more specifically set forth on the face hereof and in the Agreement. All payments or distributions made to Certificateholders under the Agreement shall be made only from the Trust Property and only to the extent that the Trustee shall have sufficient income or proceeds from the Trust Property to make such payments in accordance with the terms of the Agreement. Each Certificateholder of this Certificate, by its acceptance hereof, agrees that it will look solely to the income and proceeds from the Trust Property to the extent available for distribution to such Certificateholder as provided in the Agreement. This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby. A copy of the Agreement may be examined during normal busi-ness hours at the principal office of the Trustee, and at such other places, if any, designated by the Trustee, by any Certificateholder upon request.

     The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Certificateholders under the Agreement at any time by the Company and the Trustee with the consent of the Certificateholders holding Certificates evidencing Fractional Undivided Interests aggregating not less than a majority in interest in the Trust. Any such consent by the Certificateholder of this Certificate shall be conclusive and binding on such Certificateholders and upon all future Certificateholders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Certificateholders of any of the Certificates.

     As provided in the Agreement and subject to certain limitations set forth therein, the transfer of this Certificate is registrable in the Register upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Trustee in its capacity as Registrar, or by any successor Registrar, duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Registrar, duly executed by the Certificateholder hereof or such Certificateholder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized denominations evidencing the same aggregate Fractional Undivided Interest in the Trust will be issued to the designated transferee or transferees.

     The Certificates are issuable only as registered Certificates without coupons in minimum denominations of $1,000 Fractional Undivided Interest and integral multiples thereof except that one Certificate may be issued in a different denomination. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of authorized denominations evidencing the same aggregate Fractional Undivided Interest in the Trust, as requested by the Certificateholder surrendering the same.

     No service charge will be made for any such registration of transfer or exchange, but the Trustee shall require payment of a sum sufficient to cover any tax or governmental charge payable in connection therewith.

     Each Certificateholder and Investor, by its acceptance of this Certificate or a beneficial interest herein, agrees to treat the Trust as a grantor trust for all U.S. federal, state and local income tax purposes.

     The Trustee, the Registrar, and any agent of the Trustee or the Registrar may treat the person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee, the Registrar, nor any such agent shall be affected by any notice to the contrary.

     The obligations and responsibilities created by the Agreement and the Trust created thereby shall terminate upon the distribution to Certificateholders of all amounts required to be distributed to them pursuant to the Agreement and the disposition of all property held as part of the Trust Property.

     Any Person acquiring or accepting this Certificate or an interest herein will, by such acquisition or acceptance, be deemed to have represented and warranted that either: (i) the assets of an employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or of a plan subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the "CODE"), have not been used to purchase this Certificate or an interest herein or (ii) the purchase and holding of this Certificate or an in-terest herein are exempt from the prohibited transaction restrictions of ERISA and the Code pursuant to one or more prohibited transaction statutory or administrative exemptions.

     THE AGREEMENT AND THIS CERTIFICATE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

     Unless the certificate of authentication hereon has been executed by the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                          ATLAS AIR PASS THROUGH TRUST
                                    1999-1A-1


                          By:    WILMINGTON TRUST COMPANY,
                                   not in its individual capacity but solely
                                   as Trustee



                               By:
                                   ----------------------------------
                                   Name:
                                   Title:

               FORM OF THE TRUSTEE'S CERTIFICATE OF AUTHENTICATION

     This is one of the Certificates referred to in the within-mentioned Agreement.

                            WILMINGTON TRUST COMPANY,
                              not in its individual capacity but solely as Trustee



                               By:
                                   ----------------------------------
                                   Name:
                                   Title:

                                    EXHIBIT B

                          DTC Letter of Representations